Exhibit 99.1

HERITAGE COMMERCE CORP AND FOCUS BUSINESS BANK PLAN TO MERGE

SAN JOSE, April 23, 2015 – Heritage Commerce Corp (NASDAQ:HTBK), the parent company of Heritage Bank of Commerce (“Heritage”), and Focus Business Bank (OTCQB:FCSB) (“Focus”) today jointly announced the execution of a definitive agreement and plan of merger and reorganization (the “Agreement”) whereby Focus will merge into Heritage in a transaction valued at approximately $54.8 million. The transaction combines two of the leading commercial banking franchises in San Jose, California with more than $2 billion in combined assets.

The board of directors of both companies approved the transaction, which is subject to customary conditions, including the approvals of bank regulatory agencies and the shareholders of HTBK and Focus. Upon completion of the transaction, the HTBK Board of Directors will consist of 13 directors, eleven representatives from HTBK and two representatives from Focus.   Shareholders of Focus will receive a fixed exchange ratio at closing of 1.8235 shares of HTBK common stock for each share of Focus common stock. Based on the HTBK stock price as of the close of the market on April 22, 2015, total consideration for each Focus share would be $16.41.

“We are excited about this opportunity to combine two fine independent business banking franchises with similar philosophies and cultures into a combined $2 billion business bank based in San Jose. The pooling of our resources and knowledge will enhance our capabilities, operational efficiencies, and community outreach. We believe it will be a win-win merger for customers, shareholders and the community. We expect the merger to close before the end of the year and be accretive to earnings in 2016,” stated Walter Kaczmarek, the Chief Executive Officer of HTBK.

Focus Chairman and Chief Executive Officer Richard Conniff noted, “The Focus Business Bank team looks forward to joining forces with Heritage Bank of Commerce.  Our companies have been friendly and respectful competitors since Focus opened in 2007.  Given the challenges and opportunities of today, the merged bank will be much better positioned to meet the needs of our community than as two independent organizations.  We share common values and commitment that will provide significant benefit to our customers and shareholders.”

Conference Call

HTBK Management will host a conference call regarding this announcement on Friday, April 24, 2015, at 7:30 a.m. Pacific Daylight Savings Time (10:30 a.m. Eastern Daylight Savings Time).  Investment professionals and all current and prospective shareholders are invited to access the live call by dialing (toll free) 1-855-238-8901 immediately prior to the call and ask for the Heritage Commerce Corp (HTBK) conference call.  From Canada, please dial 1-855-669-9657.  To listen to the call online, either live or archived, visit Heritage’s website at www.heritagecommercecorp.com.

An investor presentation in connection with the transaction will be filed with the SEC and will be available on HTBK’s website at www.heritagecommercecorp.com under the link for “Investor Relations” and on Focus’s website at www.focusbusinessbank.com under the link for “Investor Relations.”

Heritage Bank of Commerce has approximately $1.7 billion in assets at March 31, 2015, and eleven branches located in the San Francisco Bay Area.  Focus is a California bank with approximately $391 million in assets at December 31, 2014, with a single branch located in downtown San Jose.

As of December 31, 2014, on a pro forma consolidated basis, the combined company would have had approximately $2.0 billion in assets.

The transaction is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes and Focus shareholders are not expected to recognize gain or loss to the extent of the stock consideration received. Giving effect to the transaction, existing shareholders of HTBK are expected to own approximately 85.4% of the outstanding shares of the combined company and Focus shareholders are expected to own approximately 14.6%.

Keefe, Bruyette & Woods, Inc. acted as financial advisor to HTBK in the transaction and delivered a fairness opinion to the Board of Directors of HTBK. Buchalter Nemer, a professional corporation, served as outside legal counsel to HTBK. Sandler O’Neill + Partners acted as financial advisor to Focus and delivered a fairness opinion to the Board of Focus. Manatt Phelps & Phillip, LLP served as legal counsel to Focus.

ABOUT HERITAGE COMMERCE CORP AND HERITAGE BANK OF COMMERCE

Heritage Commerce Corp, a California corporation organized in 1998, is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. Heritage provides a wide range of banking services through Heritage Bank of Commerce, a wholly-owned subsidiary. Heritage Bank of Commerce is a California state-chartered bank headquartered in San Jose, California and has been conducting business since 1994. Heritage is a multi-community independent bank that offers a full range of commercial banking services to small and medium-sized businesses and their owners and employees. Heritage operates through 11 full service branch offices located in the counties of Santa Clara, Alameda, Contra Costa, and San Benito, which are in the southern and eastern regions of the general San Francisco Bay Area of California. Our market includes the headquarters of a number of technology based companies in the region commonly known as “Silicon Valley.” In November 2014, Heritage Bank of Commerce acquired Bay View Funding which provides business essential working capital factoring financing to various industries throughout the United States.

To view Heritage Commerce Corp’s most recent financial information, please visit the Investor Relations section of the Company’s Web site at www.heritagecommercecorp.com.

ABOUT FOCUS BUSINESS BANK

Focus Business Bank is a state-chartered bank founded in early 2007 to meet the banking needs of closely-held businesses and professionals in Santa Clara County. In addition to its core commercial business market, the Bank specializes in serving not-for-profit organizations and homeowner associations with expertise, market knowledge, products and services tailored to these specific industries. Focus Business Bank specializes in business cash management services and commercial loans of all types. Its office is located at 10 Almaden Boulevard in downtown San Jose, California.

To view Focus Business Bank’s most recent financial information, please visit the Investor Relations section of the Company’s Web site at www.focusbusinessbank.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about Heritage Commerce Corp, Heritage Bank of Commerce and Focus Business Bank, and the combined company after the close of the transaction that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Heritage Commerce Corp, Heritage Bank of Commerce, Focus Business Bank and the combined company. Forward-looking statements speak only as of the date they are made and we assume no duty to update such statements. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. In addition to factors previously disclosed in reports filed by Heritage Commerce Corp with the SEC, risks and uncertainties for each institution and the combined institution include, but are not limited to: lower than expected revenues; credit quality deterioration or a reduction in real estate values which could cause an increase in the allowance for loan losses and a reduction in net earnings; increased competitive pressure among depository institutions; the ability to complete the proposed transaction, including obtaining regulatory approvals and approval by the shareholders of Heritage Commerce Corp and Focus Business Bank, or any future transaction, successfully integrate such acquired entities, or achieve expected beneficial synergies and/or operating efficiencies, in each case within expected time-frames or at all; regulatory approvals may not be received on expected time-frames or at all; the possibility that the cost of additional capital may be more than expected; the possibility that a change in the interest rate environment may reduce net interest margins; asset/liability re-pricing risks and liquidity risks; general economic conditions, either nationally or in the market areas in which the entities operate or anticipate doing business, are less favorable than expected; and environmental conditions, including natural disasters, may disrupt business, impede operations, or negatively impact the values of collateral securing loans.

ADDITIONAL INFORMATION ABOUT THE PROPOSED TRANSACTION AND WHERE TO FIND IT

Investors and security holders are urged to carefully review and consider each of Heritage Commerce Corp’s public filings with the SEC, including but not limited to its Annual Reports on Form 10-K, its Proxy Statements, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. The documents filed by Heritage Commerce Corp with the SEC may be obtained free of charge at Heritage Commerce Corp’s website at www.heritagecommercecorp.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Heritage Commerce Corp by requesting them in writing to Heritage Commerce Corp, 150 Almaden Boulevard, San Jose, California 95113; Attention: Corporate Secretary, or by telephone at (408) 947-6900.

Heritage Commerce Corp intends to file a registration statement with the SEC which will include a joint proxy statement of Heritage Commerce Corp and Focus and a prospectus of Heritage Commerce Corp, and each party will file other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, investors and security holders of Heritage Commerce Corp and Focus Business Bank are urged to carefully read the entire registration statement and joint proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. A definitive joint proxy statement/prospectus will be sent to the shareholders of each institution seeking any required shareholder approvals. Investors and security holders will be able to obtain the registration statement and the joint proxy statement/prospectus free of charge from the SEC’s website or from Heritage Commerce Corp by writing to the address provided in the paragraph above.

Heritage Commerce Corp, Heritage Bank of Commerce and Focus Business Bank, their directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from Heritage Commerce Corp and Focus shareholders in favor of the approval of the transaction. Information about the directors and executive officers of Heritage Commerce Corp and their ownership of Heritage Commerce Corp common stock is set forth in the Annual Report on Form 10-K filed with the SEC on March 6, 2015. Shareholders may obtain additional information regarding the interests of such participants by reading the registration statement and the joint proxy statement/prospectus when they become available.

CONTACT:

Heritage Commerce Corp

Lawrence D. McGovern

Executive Vice President and

Chief Financial Officer

(408) 494-4562

Focus Business Bank

Richard Conniff

Chairman and Chief Executive Officer

(408) 200-8701